Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/Chief Financial Officer

Distribute to:	Virginia State/Local News lines, NY Times, AP, Reuters, S&P, Moody’s, Dow
Jones, Investor Relations Service

November 3, 2008	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES CORPORATION DECLARES CASH DIVIDEND

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — The Board of Directors of Union Bankshares Corporation (the “Company”) (NASDAQ: UBSH—News) has declared a quarterly dividend of $.185 per share. This dividend matches the dividend for the same period last year paid on November 30, 2007 and for the last quarter paid on August 29, 2008. Based on the closing price of the Company’s stock on October 31, 2008 ($23.83), the dividend yield is 3.11%. The dividend is payable on November 30, 2008 to shareholders of record as of November 18, 2008.

In addition the Company announced it had completed the previously announced merger of its Bay Community Bank affiliate into Union Bank and Trust Company on October 31, 2008.

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ABOUT UNION BANKSHARES CORPORATION

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Hampton Roads and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company (44 locations in the counties of Albemarle, Caroline, Chesterfield, Fairfax, Fluvanna, Hanover, Henrico, James City, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and York, and the cities of Charlottesville, Fredericksburg, Newport News, and Williamsburg); Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland, and Lancaster) and Rappahannock National Bank (7 locations in the counties of Rappahannock, Warren, Loudoun, Fauquier, and the city of Winchester). Union Bank and Trust Company also operates a loan production office in Manassas and owns a non-controlling interest in Johnson Mortgage Company, LLC. Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products.

Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH.”

FORWARD-LOOKING STATEMENTS

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.

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